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                                                                       EXHIBIT 1

                                AMENDMENT NO. 2

                                       TO

                                 LOAN AGREEMENT


        THIS AMENDMENT NO. 2 is made and entered into as of August 28, 2000 by and between I.T. Technology, Inc., a Delaware corporation (the "Borrower") and Ledger Technologies Pty Ltd ("The Lender") (the "Amendment") to the Loan Agreement dated June 6, 2000 between the Borrower and the Lender ("the Agreement") and in addition to Amendment #1 to the said Agreement made on July 26, 2000.

        NOW, THEREFORE, in consideration of the mutual promises contained herein the parties hereto agree to amend the Agreement as follows:

1.      By adding the following Recital C:

"C. Further in addition to the amount of SIX HUNDRED AND FIFTY THOUSAND AMERICAN DOLLARS ($US650,000.00) hereinbefore mentioned, the Lender has advanced to the Borrower the amounts detailed in the schedule hereto."

2.      By adding the following paragraph:

"8. All loan advances made pursuant to this Agreement as specified in the Schedules to Amendment No. 1 and No. 2 hereof, shall be repaid in accordance with the provisions of this Agreement".

3. Survival of Provisions Except as specifically provided in this Amendment, all of the terms and conditions contained in the Agreement and Amendment No. 1 to the Agreement, shall remain in full force and effect.


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IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals the day and year hereinbefore written.


THE COMMON SEAL of the Lender          }
was hereto affixed                     }
in the presence of authorised persons: }

            Director   /s/ L. MOCHKIN
                       ------------------------
                                                            [SEAL]
            Full Name  LISA MOCHKIN
                       ------------------------


THE COMMON SEAL of the Borrower        }
was hereto affixed                     }
in the presence of authorised persons: }

            Director   /s/ JONATHAN HERZOG
                       ------------------------
                                                            [SEAL]
            Full Name  JONATHAN HERZOG
                       ------------------------


              SCHEDULE OF LOAN ADVANCES PURSUANT TO AMENDMENT NO. 2
              -----------------------------------------------------

   ADVANCE DATE  AMOUNT ($US)  AMOUNT($AUD)  LENDER'S SIGNATURE  BORROWER'S SIGNATURE
   ------- ----  ------------  ------------  ------------------  --------------------
1. 28/8/00       $125,000                    /s/ L. MOCHKIN      /s/ JONATHAN HERZOG
-------------------------------------------------------------------------------------

2.
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3.
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4.
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5.
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




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